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                                                                  EXHIBIT (d)(5)
                                     FORM OF
                        INVESTMENT SUB-ADVISORY AGREEMENT


AGREEMENT made this _________________________, by and between ABN AMRO Asset Management (USA) Inc., a Delaware corporation and U.S. registered Investment Advisor (the "Investment Manager") and Mellon Equity Associates, LLP, a Pennsylvania limited liability partnership (the "Sub-Advisor").

WHEREAS, the Investment Manager serves as the investment advisor to the ABN AMRO Funds (the "Company"), an open-end, management investment company registered under the Investment Company Act of 1940, as amended, which consists of several series, each having its own investment objective and policies; and

WHEREAS, one of those series is the ABN AMRO Value Fund  (the "Fund"): and

WHEREAS, the Investment Manager serves as the investment advisor to the Company pursuant to an investment advisory agreement with the Investment Manager pursuant to which the Investment Manager has agreed to act as investment manager to the Fund; and

WHEREAS, the Investment Manager, acting with the approval of the Company, wishes to retain the Sub-Advisor to render discretionary investment advisory services to the Fund, and the Sub-Advisory is willing to render such services.

NOW THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows;

1. DUTIES OF SUB-ADVISOR. The Sub-Advisor shall manage the investment and reinvestment of the Fund's assets and determine in its discretion, the securities and other property to be purchased or sold and the portion of the Fund's assets to retain in cash. The Sub-Advisor shall review all proxy solicitation materials and shall exercise any voting rights associated with securities comprising the Fund's assets in the best interests of the Fund and its shareholders. The Sub-Advisor shall provide the Investment Manager and the Fund with records concerning the Sub-Advisor's activities that the Investment Manager is required to maintain, and to render regular reports to the Investment Manager concerning the Sub-Advisor's discharge of the foregoing responsibilities.

The Sub-Advisor shall discharge the foregoing responsibilities subject to the supervision of the Investment Manager and the Company's Board of Trustees and their agents, including the officers of the Company and the Investment Manager, and in compliance with (i) such policies as the Investment Manager may from time to time establish and communicate to the Sub-Advisor in writing, (ii) the objectives, policies, and limitations for the Fund set forth in the Prospectus and Statement of Additional Information as those documents may from time to time be amended or supplemented from time to time and delivered to the Sub-Advisor (the "Prospectus and Statement of Additional Information"), (iii) the Declaration of Trust of the Company, and (iv) applicable laws and regulations including the Investment Company Act of l 940 (the "1940 Act") and the Internal Revenue Code of 1986, as both may from time to time be amended.

The Sub-Advisor agrees to perform such duties at its own expense and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Sub-Advisor will not, however, pay for the cost of securities,


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commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Fund.

2. DUTIES OF INVESTMENT MANAGER. The Investment Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement between it and the Company and shall oversee and review the Sub-Advisor's performance under this Agreement.

The Investment Manager shall furnish to the Sub-Advisor current and complete copies of the Declaration of Trust and By-laws of the Company, and the current Prospectus and Statement of Additional Information and copies of such documents as they may be amended from time to time.

3. CUSTODY, DELIVERY AND RECEIPT OF SECURITIES. The Fund shall designate one or more custodians to hold the Fund's assets. The custodians, as so designated, will be responsible for the custody, receipt and delivery of securities and other assets of the Fund, and the Sub-Advisor shall have no authority, responsibility or obligation with respect to the custody, receipt or delivery of securities or other assets of the Fund. In the event that any cash or securities of the Fund are delivered to the Sub-Advisor, it will promptly deliver the same over to the custodian for the benefit of and in the name of the Fund.

4. PORTFOLIO TRANSACTIONS. The Sub-Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities and other property for the Fund in a manner that implements the policy with respect to brokerage set Forth in the Prospectus and Statement of Additional Information for the Fund or as the Board of Trustees or the Investment Manager may direct from time to time in conformity with federal securities laws.

In executing Fund transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Advisor shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). In no instance, however, will Fund assets be purchased from or sold to the Investment Manager, Sub-Advisor, the Company's principal underwriter, or any affiliated person of either the Company, the Investment Manager or the principal underwriter (as such affiliates may be disclosed to the Sub-Advisor), except to the extent permitted by the Investment Manager, the Securities and Exchange Commission ("SEC") and the 1940 Act.

5. COMPENSATION OF THE SUB-ADVISOR. For the services to be rendered by the Sub-Advisor under this Agreement, the Investment Manager shall pay to the Sub-Advisor compensation at the rate specified in Schedule 1 as it may be amended from time to time. Such compensation shall be paid at the times and on the terms set forth in Schedule l. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement. If the Investment Manager reduces its fee rate for the Fund because of excess expenses, the Sub-Advisor shall reduce its fee rate pro rata. Likewise, in the event of a fee increase, the SubAdvisor's fee will increase consistent with this same calculation. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretations), the Sub-Advisor may, in its discretion and from time to time, waive a portion of its fee.


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6. REPORTS.

(i) The Sub-Advisor shall provide to the Fund's custodian and Fund's accounting agent promptly, on each business day, information relating to all Fund transactions and shall provide such information to the Investment Manager upon request. The Sub-Advisor will make all reasonable efforts to notify the sub-administrator of all orders to brokers by 10:00 am ET one business day following the trade date and the sub-administrator will affirm the trade to the custodian before the close of business one business day after the trade date (T + 1).

(ii) The Sub-Advisor will promptly communicate to the Investment Manager and to the Company such information relating to portfolio transactions as they may reasonably request.

(iii) The Sub-Advisor shall promptly notify the Company and the Investment Manager of any financial condition likely to impair the ability of the Sub-Advisor to fulfill its commitments under this Agreement.

7. STATUS OF SUB-ADVISOR. The Sub-Advisor is a registered investment advisor and will continue to be registered as such under the Investment Advisers Act of 1940. The services of the Sub-Advisor to the Investment Manager for the benefit of the Company are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Sub-Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. The Sub-Advisor represents and warrants that it is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities and agrees that it;

     (a) does now and will continue to conform with all applicable rules and regulations of the SEC pertaining to its investment advisory activities;

     (b) will act upon proper instructions from the Investment Manager not inconsistent with its fiduciary duties hereunder:

     (c) will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when release of such information is so requested by the Fund); and

     (d) will not make reference to or use the name of the Fund or the Investment Manager and this Sub-Advisory Agreement in any advertising or promotional materials without the prior written approval of the Investment Manager.

8. CERTAIN RECORDS. The Sub-Advisor shall maintain all books and records with respect to transactions involving the Fund's assets required by subparagraphs
(b)(S), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 3la-1 under the 1940 Act. The Sub-Advisor shall provide to the Investment Manager or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Investment Manager or the Board of Trustees may reasonably request.

The Sub-Advisor shall keep the books and records relating to the Fund's assets required to be maintained by the Sub-Advisor under this Agreement and shall timely furnish to the Investment Manager all information


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relating to the Sub-Advisor's services under this Agreement needed by the
Investment Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Advisor shall also furnish to the Investment Manager any other information relating to its management of the Fund's assets that is required to be filed by the Investment Manager or the Company with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Investment Manager or the Company obtains from the SEC. The Sub-Advisor agrees that all records that it maintains on behalf of the Fund are property of the Company and the Sub-Advisor will surrender promptly to the Company any of such records upon the Company's request; provided, however, that the Sub-Advisor may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Advisor shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor Sub-Advisor upon the termination of this Agreement (or, if there is no successor Sub-Advisor, to the Investment Manager).

9. LIMITATION OF LIABILITY OF SUB-ADVISOR. The duties of the Sub-Advisor shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-Advisor hereunder. The Sub-Advisor shall not be liable for any error of judgement or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder except where there is a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder (except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby), wherein Sub-Advisor agrees to indemnify and hold harmless the Investment Manager, the Fund, the Company and their officers and employees, against any and all costs and liabilities (including legal and other expenses) which the Investment Manager, the Fund or the Company may incur as a result of such willful misfeasance, bad faith, gross negligence or reckless disregard by the Sub-Advisor. (as used in this Paragraph 9, the term "Sub-Advisor" shall include directors, officers, employees and other corporate agents of the Sub-Advisor as well as that entity itself).

10. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Board of Trustees of the Company and by a vote of the majority of the outstanding voting securities of the Fund, and its execution by the parties hereto. This Agreement shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually by the vote of a (a) majority of those Trustees of the Company who are nor parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Company; or by the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the shareholders of the Fund fail to approve the Agreement as provided herein, the Sub-Advisor may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rule and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Company or by vote of a majority of the outstanding voting securities of the Fund on not more than 60 days written notice to the Sub-Advisor, by the Investment Manager at any time without the payment of a penalty upon 60 days written notice to the Sub-Advisor, or by the Sub-Advisor at any time without due payment of any penalty on 60 days written notice to the Investment Manager. This Agreement will automatically and immediately terminate in the event of its assignment or in the event of the termination of the Investment Manager's advisory agreement with the Company. Any termination of this Agreement in accordance with the terms hereof will not affect the obligations or liabilities accrued prior to termination. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid to the other party at any office of such party.



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As used in this Section 12, the terms "assignment", "interested persons and a
"vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder; subject to such exceptions as may be granted by the SEC under said Act.

11. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, or by a nationally recognized courier or delivery service, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice. At the outset, such notices shall be delivered to the following addresses:

If to the Investment Manager: Attn: Mr. Steven Smith, Director of Mutual Funds
                                    ABN AMRO Asset Management; (USA) Inc.
                                    208 South LaSalle Street, 4th Floor
                                    Chicago, Illinois 60604

If to the Sub-Advisor:   Attn: Mr. William P. Rydell, President
                               Mellon Equity Associates, LLP
                               500 Grant Street
                               Suite 4200
                               Pittsburgh, PA I 5258-000 I

12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise. the remainder of this Agreement shall not be affected thereby.

13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Illinois, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

14. MISCELLANEOUS. This instrument constitutes the sole and only agreement of the parties to it relating to its object; any prior agreements, promises or representation not expressly set forth in this Agreement are of no force and effect. No waiver or modification of this Agreement shall be effective unless reduced to writing and signed by the party to be charged. No failure to exercise and no delay in exercising on the part of any party hereto of any right, remedy, power or privilege hereunder shall operate as a waiver thereof. Except as set forth in Section 12, this Agreement binds and inures to the benefit of parties, their successors and assigns. This Agreement may be executed in more than one counterpart each of which shall be deemed an original and both of which, taken together, shall be deemed to constitute one and the same instrument. The name "ABN AMRO Funds" and "Board of Trustees" refers respectively to the Company created by, and the trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereinafter filed The obligations of "ABN AMRO Funds" entered in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the trustees, shareholders or representatives of the Company personally, but bind only the assets of the Company, and persons dealing with the Fund must look solely to the assets of the Company belonging to such Fund for the enforcement of any claims against the Company. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


ABN AMRO Asset Management (USA) Inc.

By:                                           By:
   -----------------------------------           -------------------------------

Attest:                                       Attest:
        ------------------------------                --------------------------


Mellon Equity Associates, LLP

By:                                           By:
    ----------------------------------            ------------------------------

Attest:                                       Attest:
        ------------------------------                --------------------------







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                                   SCHEDULE I
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                             DATED DECEMBER 1, 1999
                                     BETWEEN
                      ABN AMRO ASSET MANAGEMENT (USA) INC.
                                       AND
                          MELLON EQUITY ASSOCIATES, LLP

                                      FEES



     .400 OF 1% (.00400) PER ANNUM ON THE FIRST $100 MILLION OF THE FUND'S
                            AVERAGE DAILY NET ASSETS
      .350 OF 1% (.00350) PER ANNUM ON THE NEXT $150 MILLION OF THE FUND'S
                            AVERAGE DAILY NET ASSETS
  .300 OF 1% (.00300) PER ANNUM ON THE NEXT $250 MILLION OF THE FUND'S AVERAGE
                                DAILY NET ASSETS
 .250 OF 1% (.00250) PER ANNUM THEREAFTER OF THE FUND'S AVERAGE DAILY NET ASSETS




ABN AMRO Asset Management (USA) Inc.   Mellon Equity Associates, LLP

By:                                    By:
   ----------------------------------    -----------------------------------
   Name:  Steven A. Smith                Name:  William P. Rydell
   Title: Senior Vice President          Title: President and CEO

By:                                    By:
   ----------------------------------    ---------------------------------------
   Name:  Carla J. Eyre                  Name:  Mark W. Sikorski
   Title: Group Senior Vice President    Title: Vice President/Portfolio Manager